Exhibit 99.6

EyeGate Pharma to Present Four Posters at ARVO 2016 Annual Meeting Supporting Development of CMHA-S

WALTHAM, Mass., April 26, 2016 — Eyegate Pharmaceuticals, Inc. (NASDAQ:EYEG) (“EyeGate” or the “Company”), a specialty pharmaceutical company that focuses on developing and commercializing therapeutics and drug delivery systems for treating diseases of the eye, today announced that four abstracts supporting the ongoing development of its proprietary technology cross-linked hyaluronic acid polymer (CMHA-S) have been accepted for poster presentation at the upcoming 2016 Annual Meeting of the Association for Research in Vision and Ophthalmology (ARVO) being held May 1-5, 2016 in Seattle, WA.

Barbara Wirostko M.D., Chief Medical Officer of EyeGate, commented, “We are excited to present these data at ARVO, one of the preeminent events in the ophthalmic space. We believe the CMHA-S platform has significant potential across a range of ophthalmic indications. The results of these preclinical studies reinforce this belief and support the further evaluation of this technology. Our development programs are on-track, and we look forward to initiating a clinical trial of our lead CMHA-S asset, JDE-003, later this year.”

Logistical details for the four posters are as follows:

Poster 910 – D0272: Safety and efficacy of a novel cross-linked hyaluronic acid polymer (CMHA-S), JDE-003, for increasing the healing rate in corneal ulcers

Presenting Author:	David Williams DVM & Brenda Mann PhD
Poster Session:	Corneal Regenerative Medicine. Session # 144
Date, Time:	Sunday, May 1; 1:30 PM – 3:15 PM PT
Location:	Exhibit / Poster Hall, Posterboard D0272

Poster 1124 – B0296: Crosslinked carboxymethylated hyaluronic acid (CMHA-S)-based ocular sustained delivery of antibiotics

Presenting Author:	Hee-Kyoung Lee PhD
Poster Session:	New drugs
Date, Time:	Sunday, May 1; 3:15 PM- 5:00 PM PT
Location:	Exhibit / Poster Hall, Posterboard B0296

This abstract has also been selected for a poster competition, being held Tuesday, May 3 from 1:00-2:30 PM in Room 2AB

Poster 1127 – B0299: Design optimization to improve retention of a carboxymethylated hyaluronic acid (CMHA-S) drug delivery device

Presenting Author:	Jourdan Colter and Brittany Coats PhD
Poster Session:	New drugs
Date, Time:	Sunday, May 1; 3:15 PM – 5:00 PM PT
Location:	Exhibit / Poster Hall, Posterboard B0299

Poster 1265 – D0213: Human growth hormone released from a biocompatible hyaluronic acid biomaterial modulates wound healing in an in vivo corneal chemical burn model

Presenting Author:	CPT Gina Griffith PhD
Poster Session:	Corneal Wound Repair and Healing
Date, Time:	Sunday, May 1; 3:15 PM – 5:00 PM PT
Location:	Exhibit / Poster Hall, Posterboard D0213

About EyeGate:

EyeGate is a clinical-stage specialty pharmaceutical company that is focused on developing and commercializing therapeutics and drug delivery systems for treating diseases of the eye. EGP-437, the Company’s lead product candidate, incorporates a reformulated topically active corticosteroid, Dexamethasone Phosphate that is delivered into the ocular tissues through EyeGate’s proprietary innovative drug delivery system, the EyeGate® II Delivery System. In addition to EGP-437 and the EyeGate® II Delivery System, the Company is developing several preclinical candidates based on a proprietary Cross-Linked Hyaluronic Acid (CMHA-S) platform. The lead product based on this platform, JDE-003, is expected to enter clinical trials for the repair of corneal epithelial defects in late 2016. For more information, please visit www.EyeGatePharma.com.

Safe Harbor Statement:

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the commercialization efforts and other regulatory or marketing approval efforts pertaining to EyeGate’s products, including EyeGate’s EGP-437 combination product, and those of Jade Therapeutics, Inc., a wholly owned subsidiary of EyeGate, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, certain risk factors described under the heading “Risk Factors” contained in EyeGate’s Annual Report on Form 10-K filed with the SEC on March 30, 2016, or described in EyeGate’s other public filings. EyeGate’s results may also be affected by factors of which EyeGate is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. EyeGate expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact:
Lee Roth / Joseph Green
The Ruth Group for Eyegate Pharmaceuticals
646-536-7012 / 7013
lroth@theruthgroup.com / jgreen@theruthgroup.com